Exhibit 99.1
ASPECT COMMUNICATIONS REPORTS SECOND QUARTER 2005
FINANCIAL RESULTS
SAN JOSE, Calif., August 8, 2005 — Aspect Communications Corporation (Nasdaq: ASPT), a leading provider of enterprise customer contact solutions, today reported financial results for the second quarter ended June 30, 2005.
SECOND QUARTER FINANCIAL RESULTS:
Revenues for the second quarter of 2005 totaled $85.6 million compared to $90.6 million for the first quarter of 2005 and $91.0 million for the second quarter last year. Product revenue in the second quarter of 2005 was $24.9 million compared to $30.9 million for the first quarter of 2005 and $29.8 million for the second quarter of 2004. Services revenue totaled $60.7 million in the second quarter compared to $59.7 million for the first quarter of 2005 and $61.1 million for the second quarter of 2004.
Second quarter total revenue and earnings were within the range provided for the company’s preliminary results for the second quarter that were announced on July 5, 2005, but below the company’s guidance contained in the company’s earnings release for the first quarter of 2005 issued on April 19, 2005.
The company attributed its revenue results to several large product sales that did not close as expected within the second quarter.
“Our expense controls and successful operating model continued to drive overall profitability and generate cash,” said Gary Barnett, Aspect President and CEO. “As a company we have focused on creating shareholder value through the introduction of new products and the advancement of existing product lines, as we believe this is the best way to meet our customers’ changing needs. We are pleased with our announcement on July 5, 2005, of the transaction between Aspect and Concerto and we believe this transaction will enable us to better serve customers and to compete more effectively in our consolidating industry.”

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2005, page 2
For the second quarter of 2005, the company’s international business was approximately 36 percent of total revenues. This is in-line with the company’s historical revenue distribution of approximately two-thirds domestic and one-third international.
MARGINS AND EXPENSES
For the second quarter of 2005, gross margins were 58 percent. This compares to 60 percent for the first quarter of 2005 and 60 percent for the second quarter of 2004. The decrease in gross margins for the second quarter of 2005 is attributed to fixed product costs and lower revenues.
On a GAAP basis, operating expenses were $40.9 million for the second quarter of 2005, including a restructuring charge of $3.9 million for the consolidation of the company’s San Jose facilities. This compares to operating expenses of $40.3 million for the first quarter of 2005 and $38.4 million in the second quarter of 2004. Operating expenses, excluding the restructuring charge, decreased compared to the first quarter of 2005, due primarily to reductions in general and administrative expenses.
INCOME
Operating income in the second quarter of 2005 was $8.4 million, compared with $14.1 million in the previous quarter, and $16.0 million in the second quarter of 2004. This quarter’s lower result when compared to the first quarter of 2005 is due to the lower revenue and the $3.9 million restructuring charge incurred during the second quarter.
Net income attributable to common shareholders for the second quarter was $6.0 million or $0.07 per share on a basic and fully diluted basis. This includes a $0.04 per share impact as a result of restructuring charges related to office-space consolidations at the company’s headquarters. This compares with a net income attributable to common shareholders of $10.8 million or $0.13 per share for the first quarter of 2005 and a net income attributable to common shareholders of $12.2 million or $0.15 per share for the second quarter of 2004.
CASH AND RECEIVABLES
Cash, cash equivalents, and short-term investments totaled $227.0 million as of June 30, 2005. This compares to $219.2 million as of March 31, 2005. The company generated $14.4 million in cash from operations during the second quarter. Accounts receivable at quarter-end totaled $46.1 million and days sales outstanding were 42 days compared to 39 days at March 31, 2005.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2005, page 3
SECOND QUARTER OPERATIONAL HIGHLIGHTS:
Aspect received revenue from customers across a variety of industry segments. Some of these customers included: Countrywide, Cinergy, eTelecare, Harrisdirect LLC, and USAgencies.
In Q2, about 17 percent of the company’s revenues, on a worldwide basis, were from indirect channels, a modest percentage decrease from prior quarters. The company’s top Q2 worldwide resellers included BT Ignite, ComputaCenter, ITFor, KPN, Norstan, Siemens, Swisscom and T-Systems.
COMPANY NEWS:
On July 5, 2005, Concerto Software Inc. and Aspect Communications Corporation announced a definitive agreement to combine the companies. Under the agreement, Aspect shareholders will receive $11.60 in cash for each share of common stock, which represents an approximate 15 percent premium to the average closing price over the last 30 trading days. The holder of Aspect Series B Preferred Stock will receive an equivalent amount of cash per share on an as-converted basis. Based on the number of shares of Aspect common stock, common stock options and Series B Preferred Stock outstanding on July 4, 2005, the transaction is valued at approximately $1.0 billion.
The transaction has been approved by Aspect’s board of directors and is anticipated to close as early as September 2005, subject to customary conditions, including regulatory approvals and approval by Aspect shareholders. Upon closing, Aspect will no longer be publicly traded. The new company will be privately held by Concerto’s investors, Golden Gate Capital, Oak Investment Partners and management.
As a result of this announcement, and because of its potentially disruptive effect on customer purchasing decisions which the Company cannot predict with certainty, as well as the Company’s weaker than expected second quarter operating results, the Company is refraining from providing forward-looking outlook for the third quarter.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2005, page 4
About Aspect Communications
Aspect Communications Corporation is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and leading corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The company’s leadership is based on two decades of expertise. Aspect is headquartered in San Jose, Calif., with offices in countries around the world.
Notes on financial presentation: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.
Certain statements contained in this press release, including but not limited to, statements regarding the consummation and benefits of the pending acquisition, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: failure to satisfy any of the conditions to complete the acquisition, including the obtaining of Aspect shareholder approval of the transaction and obtaining of regulatory approvals; and failure to complete the acquisition for any reason. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K for the year ended December 31, 2004, and Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2005, page 5
ADDITIONAL INFORMATION
Aspect has filed a proxy statement and other documents regarding the proposed transaction described in this document with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ASPECT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Aspect seeking their approval of the transaction. Investors and shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Aspect with the SEC at the SEC’s Web site at www.sec.gov. In addition to the proxy statement, Aspect files annual, quarterly, and special reports, proxy statement and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Aspect free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and directly from Aspect by directing a request to Aspect Investor Relations at 408-325-2200.
Aspect’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Aspect shareholders in connection with the proposed transaction. Information about Aspect’s directors and officers can be found in Aspect’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction.
Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.
Carrie Kovac
Director, Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts — unaudited)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2005	2004	2005	2004	2005	2004
Net revenues:
Software license	$14,023	$18,961	$19,127	$16,605	$33,150	$35,566
Hardware	10,914	10,885	11,737	11,530	22,651	22,415
Services:
Software license updates and product support	51,852	52,566	51,555	54,257	103,407	106,823
Professional services and education	8,814	8,573	8,184	9,095	16,998	17,668

Services	60,666	61,139	59,739	63,352	120,405	124,491

Total net revenues	85,603	90,985	90,603	91,487	176,206	182,472

Cost of revenues:
Cost of software license revenues	1,649	2,299	2,768	1,555	4,417	3,854
Cost of hardware revenues	8,318	8,252	7,133	8,331	15,451	16,583
Cost of services revenues	25,597	25,273	25,561	25,239	51,158	50,512
Amortization of intangible assets	723	725	724	725	1,447	1,450

Total cost of revenues	36,287	36,549	36,186	35,850	72,473	72,399

Gross margin	49,316	54,436	54,417	55,637	103,733	110,073

Operating expenses:
Research and development	10,910	11,169	11,400	11,343	22,310	22,512
Sales and marketing	19,331	19,517	19,011	19,599	38,342	39,116
General and administrative	6,679	7,221	8,965	6,940	15,644	14,161
Restructuring charges	3,931	—	411	—	4,342	—
Amortization of intangible assets and stock-based compensation	84	523	507	17	591	540

Total operating expenses	40,935	38,430	40,294	37,899	81,229	76,329

Income from operations	8,381	16,006	14,123	17,738	22,504	33,744

Interest and other income (expense), net	1,165	377	758	(54)	1,923	323

Income before income taxes	9,546	16,383	14,881	17,684	24,427	34,067
Provision for income taxes	1,147	1,955	1,786	2,110	2,933	4,065

Net income	8,399	14,428	13,095	15,574	21,494	30,002

Less preferred stock dividend, accretion, and amortization	(2,361)	(2,180)	(2,314)	(2,136)	(4,675)	(4,316)

Net income attributable to common shareholders	$6,038	$12,248	$10,781	$13,438	$16,819	$25,686

Basic earnings per share(1)	$0.07	$0.15	$0.13	$0.17	$0.20	$0.32

Basic weighted average shares outstanding	61,337	58,756	60,757	57,740	61,047	58,248

Diluted earnings per share	$0.07	$0.15	$0.13	$0.17	$0.20	$0.32

Diluted weighted average shares outstanding	64,300	85,792	86,138	86,181	86,330	85,987

(1)	Pursuant to GAAP, the Company is required to present earnings per share “as if” all earnings were distributed to Common and Preferred Shareholders. Under this “two class” method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation for the three months ended June 30, 2005 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.07 earnings per share per Common Shareholder, as shown above. The calculation for the six months ended June 30, 2005 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.20 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this “as if” apportionment, diluted earnings per Common share would be $0.09 for the three months ended June 30, 2005 and $0.25 for the six months ended June 30, 2005.

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands — unaudited)

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004
Assets
Current assets:
Cash, cash equivalents and short-term investments	$227,028	$219,168	$202,631	$212,409
Accounts receivable, net	46,071	48,012	49,163	37,252
Inventories	3,621	3,745	3,340	5,931
Other current assets	15,291	17,058	13,138	17,982

Total current assets	292,011	287,983	268,272	273,574

Property and equipment, net	64,906	62,277	62,494	65,364
Intangible assets, net	3,568	4,292	5,015	6,463
Other assets	3,918	4,273	4,723	5,401

Total assets	$364,403	$358,825	$340,504	$350,802

Liabilities, redeemable convertible preferred stock, and shareholders’ equity
Current liabilities:
Short-term borrowings	$101	$124	$150	$123
Accounts payable	7,378	5,403	7,491	6,273
Accrued compensation and related benefits	16,668	19,357	19,252	19,503
Other accrued liabilities	60,063	58,562	61,954	56,032
Deferred revenues	52,844	55,670	48,003	61,448

Total current liabilities	137,054	139,116	136,850	143,379

Long term borrowings	103	138	155	40,037
Other long-term liabilities	2,383	4,523	5,793	7,538

Total liabilities	139,540	143,777	142,798	190,954

Redeemable convertible preferred stock	47,166	44,804	42,490	37,998

Shareholders’ equity	177,697	170,244	155,216	121,850

Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$364,403	$358,825	$340,504	$350,802

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands — unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$8,399	$14,428	$21,494	$30,002
Reconciliation of net income to cash provided by operating activities:
Depreciation	4,091	5,741	8,102	11,846
Amortization of intangible assets	723	724	1,447	1,467
Non-cash compensation and services expenses	84	523	591	523
Tax benefit from employee stock option plans	74	—	1,211	—
Loss on disposal of property	461	10	463	19
Loss on short-term investment, net	293	531	692	798
Changes in operating assets and liabilities:
Accounts receivable, net	1,263	1,881	1,580	2,087
Inventories	59	(333)	(398)	174
Other current assets and other assets	1,972	2,888	(1,617)	2,156
Accounts payable	1,980	(336)	(88)	1,322
Accrued compensation and related benefits	(2,586)	(16)	(2,358)	1,725
Other accrued liabilities	(52)	(2,293)	(4,056)	(12,470)
Deferred revenues	(2,397)	(2,045)	5,576	11,033

Cash provided by operating activities	14,364	21,703	32,639	50,682

Cash flows from investing activities:
Purchase of investments	(35,236)	(49,447)	(64,630)	(110,501)
Proceeds from sales and maturities of investments	35,538	32,101	63,505	65,418
Property and equipment purchases	(7,238)	(4,791)	(11,141)	(8,618)

Cash used in investing activities	(6,936)	(22,137)	(12,266)	(53,701)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	1,722	2,120	5,371	9,762
Payments on capital lease obligations	(58)	(35)	(101)	(68)
Proceeds from borrowings	—	—	—	40,000
Payments on borrowings	—	—	—	(40,979)
Payments on financing costs	—	(43)	—	(1,096)

Cash provided by financing activities	1,664	2,042	5,270	7,619

Effect of exchange rate changes on cash and cash equivalents	(1,074)	287	(1,495)	560

Net increase in cash and cash equivalents	8,018	1,895	24,148	5,160
Cash and cash equivalents:
Beginning of period	105,380	78,918	89,250	75,653

End of period	113,398	80,813	113,398	80,813

Short-term investments at the end of period	113,630	131,596	113,630	131,596

Cash, cash equivalents and short-term investments	$227,028	$212,409	$227,028	$212,409

Supplemental disclosure of cash flow information:
Cash paid for interest	$139	$373	$310	$1,016
Cash paid for income taxes	$1,935	$915	$3,259	$3,882
Supplemental schedule of noncash investing and financing activities:
Accrued preferred stock dividend and amortization of redemption premium	$1,980	$1,818	$3,919	$3,597
Amortization of beneficial conversion feature	$381	$362	$756	$719
Issuance (cancellation) of restricted stock	$—	$408	$—	$408

ASPECT COMMUNICATIONS CORPORATION
REVENUE SEGMENT REPORTING
(in thousands — unaudited)

	Three months ended
	June 30,
	2005	2004
Software license:
Call Center (ACD)	$6,319	$8,763
Workforce Productivity	4,992	5,777
Contact Center Integration	1,928	2,630
Customer Self Service (IVR)	388	912
Other	396	879

Total software license	14,023	18,961
Hardware	10,914	10,885
Services:
Software license updates and product support	51,852	52,566
Professional services and education	8,814	8,573

Total services	60,666	61,139

Total net revenues	$85,603	$90,985

ASPECT COMMUNICATIONS CORPORATION
REGULATION G RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands — unaudited)

	June 30,	March 31,	June 30,
	2005	2005	2004
Operating expense
GAAP	$40,935	$40,294	$38,430
Restructuring charge	3,931	411	—

non-GAAP	$37,004	$39,883	$38,430

Further discussion of the use of the non-GAAP financial measures is presented in the Company’s 8-K filing on August 8, 2005.